Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-11 of Easterly Government Properties, Inc. of our reports dated October 17, 2014 relating to the consolidated balance sheet of Easterly Government Properties, Inc., the consolidated financial statements of Easterly Partners, LLC, the combined statements of revenues and certain expenses of Easterly Contribution Group the statement of revenues and certain expenses of PTO – Arlington, the statements of revenues and certain expenses of ICE – Charleston, the statements of revenues and certain expenses of MEPCOM – Jacksonville, the statements of revenues and certain expenses of DOT – Lakewood, the statement of revenues and certain expenses of FBI – Little Rock, the statements of revenues and certain expenses of USGC – Martinsburg, and the statements of revenues and certain expenses of FBI – Omaha, the combined statement of revenues and certain expenses of the Western Devcon Properties, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 23, 2014